FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES IMPLEMENTATION OF
SHAREHOLDER RIGHTS PLAN

Toronto, Ontario, October 7, 2008 - SunOpta Inc. (NASDAQ: STKL) today announced that its Shareholder Rights Plan (the "Plan"), was adopted by the Company’s Board of Directors on October 6, 2008, was executed by American Stock Transfer and Trust Company LLC, the Company’s rights agent, and therefore rendered implemented and effective. The Toronto Stock Exchange has accepted notice of the Plan subject to, among other things, confirmation of the Plan by the Company’s Shareholders by April 2, 2009. The Company had previously announced its intention to implement the Plan on September 4, 2008.

The purpose of the Plan is to provide the Company sufficient time to develop and implement alternatives to maximize value for all Shareholders in the event of an unsolicited bid for control of the Company, and to enhance the Company's ability to prevent any unfair acquisition tactics. The Plan is similar to those adopted by other public companies. The Plan is not intended to prevent take-over bids. The Plan allows persons seeking control of the Company to make bids within the permitted bid provisions of the Plan whereby, among other things, a) all Shareholders are entitled to participate, b) the bid remains open for an initial period of 60 days, and c) more than 50% of the shares held by independent Shareholders must be tendered and not withdrawn during this period. Generally, in the event a bid does not meet the permitted bid provisions and an unsolicited bidder acquires more than 20% of the Company’s outstanding shares, all independent Shareholders would have a right to purchase a single share for each share owned at a discount of 50% of the then current market value of the Company’s stock.

The Company has not received any proposals and the Plan is not intended to, and will not, hinder full and fair offers for control of the Company that are made to all Shareholders.

Jeremy Kendall, Chairman of the Board commented, "The Board of Directors has implemented this plan to ensure that the interests of all shareholders are served in a fair and equitable manner in the event of an unsolicited takeover bid for control of the Company. The Company remains focused on the creation of long term sustainable shareholder value through a combination of continued revenue growth and improved operating margins and asset utilization and believes that implementation of a Shareholder Rights Plan is also an important step in the value creation process."

About SunOpta Inc.
SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food and natural health markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX:OPM) (66.6% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the bio-fuel, pulp and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements
Certain statements included in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian Securities laws and are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These forward-looking statements include, but are not limited to the potential impact of the implementation of the shareholder rights plan as noted in this release. Whether actual results will agree with expectations and predications of the Company is subject to many risks and uncertainties including risks described from time to time in reports filed by SunOpta with the United States Securities and Exchange Commission and Canadian securities regulatory authorities. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.	Investment Community Inquiries:
Jeremy N. Kendall, Chairman	Lytham Partners, LLC
Steve Bromley, President & CEO	Joe Diaz
John Dietrich, Vice President & CFO	Robert Blum
Tony Tavares, Chief Operating Officer	Joe Dorame
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103	Tel: 602-889-9700
susan.wiekenkamp@sunopta.com	diaz@lythampartners.com
Website: www.sunopta.com